As filed with the Securities and Exchange Commission on June 9, 2020
Registration No. 333-238778

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1 TO
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SILVERBOW RESOURCES, INC.
SILVERBOW RESOURCES OPERATING, LLC
(Exact name of registrants as specified in their charters)

Delaware Texas	20-3940661 20-3892961
(States or other jurisdictions of incorporation or organization)	(I.R.S. Employer Identification Nos.)
575 North Dairy Ashford, Suite 1200
Houston, Texas 77079
(281) 874-2700
(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Christopher M. Abundis
Executive Vice President, Chief Financial Officer,
General Counsel & Secretary
SilverBow Resources, Inc.
575 North Dairy Ashford, Suite 1200
Houston, Texas 77079
(281) 874-2700
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Michael S. Telle
David P. Oelman
Vinson & Elkins L.L.P.
1001 Fannin, Suite 2500
Houston, Texas 77002
(713) 758-2222

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective, as determined by market conditions and other factors.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer,” “smaller reporting company,” and “emerging growth company” in rule 12b-2 of the Exchange Act.
Large Accelerated Filer    ☐    Accelerated Filer    ☑
Non-Accelerated Filer    ☐ (Do not check if a smaller reporting company)    Smaller Reporting Company    ☑
Emerging Growth Company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered(1)(2)	Amount to Be Registered	Proposed Maximum Offering Price per Security	Proposed Maximum Aggregate Offering Price (6)(7)(8)	Amount of Registration Fee (6)(8)
Primary Offering:
Debt Securities(3)(4)
Guarantee of Debt Securities(4)
Preferred Stock
Common Stock
Depositary Shares(5)
Warrants
Total Primary	N/A	N/A	$250,000,000	$(11)
Secondary Offering:
Common Stock	7,422,178	(9)	$4.05(10)	$(12)
Total (Primary and Secondary)				$0

(1)	Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(2)
There is being registered hereunder such indeterminate number or amount of debt securities, preferred stock, common stock, depositary shares and warrants as may from time to time be issued by the registrant, which together shall have an aggregate initial offering price not to exceed $250,000,000. This registration statement also covers an indeterminate amount of securities that may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable antidilution provisions. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(3)
If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such amount as shall result in an aggregate initial offering price not to exceed $250,000,000, less the dollar amount of any registered securities previously issued.

(4)
If a series of debt securities is guaranteed, such series may be guaranteed by SilverBow Resources Operating, LLC. In accordance with Rule 457(n), no separate fee is payable with respect to the guarantee of the debt securities being registered.

(5)
The depositary shares being registered will be evidenced by depositary receipts issued under a depositary agreement. If SilverBow Resources, Inc. elects to offer fractional interests in shares of preferred stock to the public, depositary receipts will be distributed to the investors purchasing the fractional interests, and the shares will be issued to the depositary under the depositary agreement.

(6)
No separate consideration will be received for any securities being registered that are issued in exchange for, or upon conversion or exercise of, the debt securities, preferred stock, depositary shares or warrants being registered hereunder.

(7)
Pursuant to General Instruction I.B.6. of Form S-3, if the aggregate market value of the registrant’s outstanding voting and non-voting common equity held by non-affiliates does not equal or exceed $75,000,000 subsequent to the effective date of this registration statement, then the aggregate offering price of all types of securities that the registrant may issue in primary offerings pursuant to this registration statement in any 12-month period may not exceed one-third of the aggregate market value of the voting and non-voting common equity held by non-affiliates of the registrant. In the event that subsequent to the effective date of this registration statement, the aggregate market value of the registrant’s outstanding voting and non-voting common equity held by non-affiliates equals or exceeds $75,000,000, then such one-third limitation on sales shall not apply to additional sales made in primary offerings pursuant to this registration statement.

(8)
Rule 457(o) permits the registration statement fee to be calculated on the basis of the proposed maximum aggregate offering price of all of the securities listed. Therefore, the table does not specify information as to the amount to be registered by each class or the proposed maximum offering price per security.

(9)
With respect to the offering of shares of common stock by the selling stockholders, the proposed maximum offering price per common share will be determined from time to time in connection with, and at the time of, sale by the holder of such securities.

(10)
Estimated pursuant to Rule 457(c) solely for the purpose of calculating the registration fee. The proposed maximum aggregate offering price per security was calculated based upon the average of the high and low prices per share of common stock of SilverBow Resources, Inc., as reported by the New York Stock Exchange on May 22, 2020.

(11)
Pursuant to Rule 415(a)(6) under the Securities Act of 1933, this registration statement includes a total of $250,000,000 of unsold securities registered in the primary offering (the “Primary Unsold Securities”) that had previously been registered under the registrant’s registration statement on Form S-3, initially filed on March 17, 2017, File No. 333-216782, and amended by Amendment No. 1 to such registration statement, filed May 25, 2017 (as amended, the “Prior Registration Statement”). The registrant did not sell any of the Primary Unsold Securities registered under the Prior Registration Statement, leaving a balance of Primary Unsold Securities with an aggregate offering price of $250,000,000. In connection with the registration of such Primary Unsold Securities on the Prior Registration Statement, the registrant paid a registration fee, calculated in accordance with Rule 457(o) under the Securities Act, of $28,975 for such Primary Unsold Securities, which fee will continue to be applied to such Primary Unsold Securities. Accordingly, there is no registration fee due in connection with the proposed maximum offering price of such Primary Unsold Securities registered on this registration statement. Pursuant to Rule 415(a)(6), the offering of the Primary Unsold Securities registered under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.

(12)
Pursuant to Rule 415(a)(6) under the Securities Act, this registration statement includes 7,422,178 unsold securities registered for sale by certain selling stockholders (the “Secondary Unsold Securities”) that had previously been registered under the Prior Registration Statement. The selling stockholders did not sell any of the Secondary Unsold Securities registered under the Prior Registration Statement, leaving a balance of 7,422,178 Secondary Unsold Securities. In connection with the registration of such Secondary Unsold Securities on the Prior Registration Statement, the registrant paid a registration fee, calculated in accordance with Rule 457(o) under the Securities Act, of $22,606.85 for such Secondary Unsold Securities, which fee will continue to be applied to such Secondary Unsold Securities. Accordingly, there is no registration fee due in connection with the proposed maximum offering price of such Secondary Unsold Securities registered on this registration statement. Pursuant to Rule 415(a)(6), the offering of the Secondary Unsold Securities registered under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.

Each registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
The sole purpose of this amendment is to amend the registration statement to include the EDGAR filing codes for the additional registrant previously identified in the registration statement. No other material changes have been made to the registration statement. Accordingly, this amendment consists only of the cover page, this explanatory note and Part II of the registration statement.

Part II

Information Not Required in Prospectus

Item 14.	Other Expenses of Issuance and Distribution
The following table sets forth the costs and expenses payable by SilverBow Resources, Inc. (the "Company") in connection with the sale of securities being registered hereby. All amounts are estimates, except the registration fee.

Item	Amount
SEC registration fee	$55,583.67	(1)
Accounting fees and expenses	*
Legal fees and expenses	*
Trustees’ fees and expenses	*
Printing and engraving expenses	*
Listing fees	*
Miscellaneous	*
Total	*

(1)	Fee previously paid.

*	These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Officers and Directors
Delaware General Corporation Law
Section 145(a) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if he acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.
Section 145(b) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which the person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which the action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses which the Delaware Court of Chancery or such other court shall deem proper.
Section 145(c) of the DGCL provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in

Section 145(a) and (b), or in defense of any claim, issue or matter therein, the person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection therewith.
Section 145(d) of the DGCL provides that any indemnification under Section 145(a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in Section 145(a) and (b). The determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.
Section 145(e) of the DGCL provides that expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the corporation as authorized in Section 145. The expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon those terms and conditions, if any, as the corporation deems appropriate.
Section 145(f) of the DGCL provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.
Section 145(g) of the DGCL provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against the person and incurred by the person in any such capacity, or arising out of the person’s status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145.
Section 145(k) of the DGCL provides that the indemnification and advancement of expenses provided by, or granted in accordance with, Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
Certificate of Incorporation
Article XI of the Certificate of Incorporation provides that the Company’s directors shall not be personally liable to the Company or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such elimination or limitation of liability is not permitted under the.
Article XV of the Certificate of Incorporation provides that each person who at any time is or was a director or officer of the Company, or any person who, while a director or officer of the Company, is or was serving at the Company’s request as a director, officer, employee or agent of another corporation, partnership (limited or general), joint venture, trust, enterprise or nonprofit entity (including service with respect to employee benefit plans), shall be entitled to (1) indemnification and (2) the advancement of expenses incurred by such person in defending any proceeding in advance of its final disposition from the Company as, and to the fullest extent, permitted by applicable laws. The rights conferred in Article XV of the Certificate of Incorporation are not exclusive of any other right which any person may have or hereafter acquire under any statute, other provision of the Certificate of Incorporation, Bylaws, a separate agreement, vote of stockholders or disinterested directors or otherwise.
Indemnification Agreements

The Company has entered into indemnification agreements with its directors and certain of its officers. Under the terms of the indemnification agreements, the Company has generally agreed to indemnify an officer or director for liabilities incurred to the fullest extent permitted by the DGCL. Also, as permitted under Delaware law, the indemnification agreements require the Company to advance expenses in defending any such action provided that the director or executive officer undertakes to repay the amounts if the person ultimately is determined not to be entitled to indemnification from the Company.
Directors’ and Officers’ Liability Insurance
In connection with our emergence from bankruptcy on April 22, 2016, we entered into the Director Nomination Agreement (the “Nomination Agreement”) with Strategic Value Partners, LLC (“SVP”) and certain other consenting noteholders named therein (the “Consenting Noteholders”). The Nomination Agreement provides that the Company shall use its reasonable best efforts to maintain in effect at all times directors and officers indemnity insurance coverage reasonably satisfactory to SVP and the Consenting Noteholders. As a result, the Company maintains directors’ and officers’ liability insurance.
The above discussion of Section 145 of the Delaware General Corporation Law, the Certificate of Incorporation, the indemnification agreements and the Company’s maintenance of directors’ and officers’ liability insurance is not intended to be exhaustive and is qualified in its entirety by reference to such statute and each respective document.

Item 16.	Exhibits

Exhibit Number	Description
1.1*	Form of Underwriting Agreement.
3.1
First Amended and Restated Certificate of Incorporation of SilverBow Resources, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 8, 2017, File No. 001-08754).

3.2
First Amended and Restated Bylaws of SilverBow Resources, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 8, 2017, File No. 001-08754).

4.1	Form of stock certificate for common stock, $0.01 par value per share (incorporated by reference as Exhibit 4.6 to the Company’s Form S-8 filed April 27, 2016, File No. 333-210936).
4.2**
Form of Senior Indenture by and among SilverBow Resources, Inc., any Subsidiary Guarantors thereto, and Trustee to be designated therein covering senior debt securities to be offered hereunder, including the form of security described therein.

4.3**
Form of Subordinated Indenture by and among SilverBow Resources, Inc., any Subsidiary Guarantors thereto, and Trustee to be designated therein covering subordinated debt securities to be offered hereunder, including the form of security described therein.

4.4*	Form of Certificate of Designation for Preferred Stock, including Specimen Certificate.
4.5*
Form of Depositary Agreement between SilverBow Resources, Inc. and Depositary to be designated therein covering Depositary Shares to be offered hereunder, including Form of Depositary Receipt attached thereto.

4.6*	Form of Warrant Agreement and Trustee to be designated therein covering Common Stock Warrants to be offered hereunder, including Form of Common Stock Warrant attached thereto.

Exhibit Number	Description
4.7*	Form of Warrant Agreement and Trustee to be designated therein covering Preferred Stock Warrants to be offered hereunder, including Form of Preferred Stock Warrant attached thereto.
4.8
Director Nomination Agreement, dated as of April 22, 2016, by and among Swift Energy Company and the stockholders party thereto (incorporated by reference to Exhibit 4.7 to the Company’s Registration Statement on Form S-8 filed with the SEC on April 27, 2016, File No. 001-08754).

4.9
Registration Rights Agreement, dated as of April 22, 2016, by and among Swift Energy Company and the stockholders party thereto (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 28, 2016, File No. 001-08754).

4.10
Registration Rights Agreement, dated as of January 26, 2017, by and among Swift Energy Company and the Purchasers named therein (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 1, 2017, File No. 001-08754).

5.1**	Opinion of Vinson & Elkins L.L.P., as to the legality of the securities being registered.
23.1**	Consent of BDO USA, LLP
23.2**	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).
23.3**	Consent of H.J. Gruy and Associates, Inc.
24.1**	Power of Attorney (included on signature page).
25.1†	Form T-1 Statement of Eligibility and Qualification of Trustee under Trust Indenture Act of 1939, as amended, respecting the Senior Indenture.
25.2†	Form T-1 Statement of Eligibility and Qualification of Trustee under Trust Indenture Act of 1939, as amended, respecting the Subordinated Indenture.

*	To be filed, if necessary, by amendment or as an exhibit to a current report on Form 8-K of the Company.

**	Previously filed.

†	To be filed under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended.

Item 17.	Undertakings
(a) Each undersigned registrant hereby undertakes:
(1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)     To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii)     To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)     That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)     That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)     Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)     Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)     That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)     Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)     The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)     Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)     Each undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each registrant pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
(d)     Each undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on June 9, 2020.
SILVERBOW RESOURCES, INC.

By:    /s/ Sean C. Woolverton
Name:    Sean C. Woolverton
Title:    Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities held on June 9, 2020.

Signature	Title

/s/ Sean C. Woolverton	Chief Executive Officer and Director
Sean C. Woolverton	(principal executive officer)

/s/ Christopher M. Abundis	Executive Vice President, Chief Financial Officer, General Counsel & Secretary
Christopher M. Abundis	(principal financial officer)

/s/ W. Eric Schultz	Controller
W. Eric Schultz

/s/ *	Chairman of the Board
Marcus C. Rowland

/s/ *	Director
Michael Duginski

/s/ *	Director
Gabriel L. Ellisor

/s/ *	Director
David Geenberg

/s/ *	Director
Christoph O. Majeske

/s/ *	Director
Charles W. Wampler

Signature	Title

* By:     /s/ Christopher M. Abundis
Christopher M. Abundis
Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on June 9, 2020.
SILVERBOW RESOURCES OPERATING, LLC

By:    /s/ Sean C. Woolverton
Name:    Sean C. Woolverton
Title:    Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on June 9, 2020.

Signature	Title

/s/ Sean C. Woolverton	Chief Executive Officer and President
Sean C. Woolverton	(principal executive officer)

/s/ Christopher M. Abundis	Executive Vice President, Chief Financial Officer, General Counsel, Secretary and Treasurer
Christopher M. Abundis	(principal financial officer)

/s/ W. Eric Schultz	Controller
W. Eric Schultz